ACCOUNTANTS' CONSENT



The Board of Directors
Buckhead America Corporation:


        We consent to the incorporation by reference in the Registration Statements (No. 33-97046 and 333-33097) on Form S-8 and Registration Statements (No. 333-05313 and 333-37691) on Form S-3 of Buckhead America Corporation of our report dated April 11, 1997, with respect to the financial statements of Hatfield Inn, Inc., included in Buckhead America Corporation Form 8-K/A (Amendment No. 1) dated September 23, 1997, and filed with the Securities and Exchange Commission on December 8, 1997.



                                        KPMG PEAT MARWICK LLP




Atlanta, Georgia
December 8, 1997




496453.1